UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $230.00 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreements

As previously disclosed, on July 29, 2026, the board of directors (the “Board”) of SHF Holdings, Inc. (the “Company”) approved a retention plan for key employees and directors of the Company and its subsidiaries (the “Retention Plan”) as well as a retention agreement to be used for retention grants under the Retention Plan (the “Retention Agreement”).

On August 5, 2026, the Company entered into Retention Agreements pursuant to the Retention Plan with each member of the Board, as well as Terrance Mendez, the Company’s Chief Executive Officer and Chief Financial Officer, Jeffrey Kay, the Company’s Chief Marketing Officer, and Michael Regan, the Company’s Chief Operating Officer.

Under their respective Retention Agreements, (i) each director will receive a Change in Control (as defined in the Retention Plan) bonus equal to one hundred percent (100%) of such director’s annual Board fees and each director’s annual Board fees will increase by forty percent (40%) during a period of Insolvency (as defined in the Retention Plan); (ii) Mr. Mendez will receive a Change in Control bonus of $500,000 and his base salary will increase to $700,000 during a period of Insolvency; (iii) Mr. Kay will receive a Change in Control bonus of $250,000 and his base salary will increase to $350,000 during a period of Insolvency; and (iv) Mr. Regan will receive a Change in Control bonus of $200,000 and his base salary will increase to $280,000 during a period of Insolvency.

Information regarding the directors’ annual Board fees is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2026, and such information is incorporated herein by reference.

The foregoing summaries of the Retention Plan and the Retention Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Retention Plan and the Retention Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on August 4, 2026, respectively.

Douglas Beck

On July 31, 2026, Douglas Beck and the Company agreed to delay Mr. Beck’s previously disclosed resignation as the Company’s Principal Accounting Officer and Senior Vice President of Finance, Controller such that his resignation will be effective following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, which is expected to be filed on or before August 14, 2026.

Item 8.01 Other Events.

On August 5, 2026, the Company issued a press release announcing the conclusion on July 31, 2026 of its previously announced voluntary reduction in the conversion price of its Series B Preferred Stock and the exercise price of certain common stock purchase warrants. A copy of the press release announcing the conclusion is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 5, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: August 5, 2026	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer and Chief Financial Officer